Exhibit 99.10

INGRAM MICRO INC.

2003 Equity Incentive Plan
Restricted Stock Unit Award Agreement (“Award Agreement”)
(Performance Vested - European Union Countries)

Section 1.  Grant of Restricted Stock Unit (“RSU”) Award.  As of [INSERT DATE OF GRANT], Ingram Micro Inc., a Delaware corporation (“Micro”) hereby grants [INSERT LEGAL NAME OF AWARDEE] (“Awardee”) a Restricted Stock Unit Award (the “Restricted Stock Unit Award”).  This Restricted Stock Unit Award represents the right to receive a total of up to ___ shares of Class A Common Stock, $.01 par value per share, of Micro’s common stock (the “Common Stock”), subject to the fulfillment of the vesting conditions set forth below and pursuant to and subject to the terms and conditions set forth in the Ingram Micro Inc. 2003 Equity Incentive Plan (the “Plan”).  Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.

Section 2.  Restricted Stock Unit Award.  This Restricted Stock Unit Award is not intended to qualify as an incentive stock option award as that term is used in Section 422 of the Code.

Section 3.  Time of Exercise; Expiration.  This Restricted Stock Unit Award shall become vested as set forth below:

Number Of Shares Awarded	Vesting Date (Date that Restrictions Lapse)	Vesting Period and/or Other Conditions
•  Actual amount of Restricted Stock Units payable under this Award Agreement in Common Stock will vary based on actual achievement set under Exhibit A, “Program Payout Matrix” under the 2008 Executive Long-Term Performance Share Program (the “2008 LTP”) , subject to such reductions as may be determined to be appropriate by the Committee that could otherwise be deemed to adversely affect the rights of Awardee hereunder.
•  A copy of the 2008 LTP is attached hereto and is hereby incorporated by this reference
•  Actual amount of Restricted Stock Units payable in Common Stock shall range from ZERO (if achievement is below threshold set in the Program Payout Matrix) to ___ (if achievement set in the Program Payout Matrix is 100%) and up to a maximum of ___ (if achievement set in the Program Payout Matrix is 200%).

The date that the Human Resources Committee of the Board of Directors reviews achievement of Program set under the Program Payout Matrix and approves payment of awards under the 2008 LTP after the end of the 36-month program term under the 2008 LTP.

All terms and conditions as listed in the 2008 LTP, subject to such changes therein as may be determined from time to time by the Committee that could otherwise be deemed to adversely affect the rights of Awardee hereunder.

Section 4.  Acceptance of Grant.  This Restricted Stock Unit Award shall be awarded by Micro to the Awardee.  The Awardee may, but need not, execute or acknowledge the Award Agreement.

Section 5.  Time and Form of Payment.  Subject to satisfaction of tax or similar obligations as provided for in Section 9, any vested Restricted Stock Unit Awards shall be paid by Micro in shares of Common

Stock (on a one-to-one basis) within 30 days after the applicable vesting date (which for purposes of this Section 5 includes the date of any accelerated vesting under Section 7 below); provided that such payment is intended to satisfy the short-term deferral exemption under Section 1.409A-1(b)(4) of the Department of Treasury regulations and shall be made not later than 2-½ months after the end of the year in which such vesting date occurs.

Section 6.  Nontransferability of Restricted Stock Unit Award.  This Restricted Stock Unit Award shall not be transferable by Awardee otherwise than by will or by the laws of descent and distribution.  The terms of this Restricted Stock Unit Award shall be binding on the executors, administrators, heirs and successors of Awardee.

Section 7.  Termination or Suspension of Employment or Service.  The following provisions shall apply in the event of Awardee’s termination of employment or service unless the Committee shall have provided otherwise, either at the time of the grant of the Restricted Stock Unit Award or thereafter.

(a)           Termination for Cause or upon a Voluntary Termination.  Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if Awardee’s employment or service with Micro or its Affiliates is terminated for Cause or the Awardee voluntarily terminates employment, his/her Restricted Stock Unit Award shall immediately be terminated and he/she shall not be entitled to receive any payment thereunder.

(b)           Termination of Employment or Service by Micro or its Affiliates in General.  Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if Awardee’s employment or service with Micro or its Affiliates is terminated for any reason other than Voluntary Termination, Death, Disability, Retirement or Cause, Awardee’s right to receive a payment under his/her Restricted Stock Unit Award shall be reduced from 100% of the payment that would be due if the Awardee remained employed throughout the Measurement Period to a fraction thereof whose numerator shall be the number of full months elapsed from the beginning of the Measurement Period or, if later, the date such Awardee became an Executive through the date of such termination and whose denominator shall be 36; provided, however that if the numerator is less than 12, the Restricted Stock Unit Award shall immediately be terminated and the Awardee shall not be entitled to receive any payment thereunder.

(c)           Death.  Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if Awardee’s employment or service with Micro or its Affiliates is terminated by reason of death, his/her estate shall receive (at the time of the close of the Measurement Period, and determination of Micro’s performance against the targets set forth in Exhibit A) a full payment under the Restricted Stock Unit Award to which he/she would be entitled had he/she remained employed through the end of the Measurement Period with payout based upon results at the end of the Measurement Period.

(d)           Disability.  Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if Awardee’s employment or service with Micro or its Affiliates is terminated by reason of Disability, for purposes of determining the payment he/she is entitled to receive under the Restricted Stock Unit Award, he/she shall be treated as continuing to be employed through the end of the Measurement Period with payout based upon the results at the end of the Measurement Period.

(e)           Effective Time of Termination.  Except as the Committee may otherwise determine, for purposes hereof any termination of Awardee’s employment or service for any reason shall occur on the date such Awardee ceases to perform services for Micro or any Affiliate without regard to whether such Awardee continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination.

Section 8.  Restrictions on Issuance of Shares of Common Stock.  Micro shall not be obligated to issue any shares of Common Stock pursuant to this Restricted Stock Unit Award unless the shares are at that time effectively registered or exempt from registration under the U.S. Securities Act of 1933, as amended, and, as applicable, local laws.

Section 9.  Responsibility for Taxes.  Regardless of any action Micro or Awardee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Awardee acknowledges that the ultimate liability for all Tax-Related Items legally due by Awardee is and remains Awardee’s responsibility and that Micro and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Unit Award, including the grant and vesting of the Restricted Stock Unit Award, the delivery of shares of Common Stock, the subsequent sale of shares of Common Stock acquired pursuant to the Restricted Stock Unit Award and the receipt of any dividends or other distributions, if any; and (2) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Unit Award to reduce or eliminate Awardee’s liability for Tax-Related Items.

Prior to a taxable event, Awardee shall pay or make adequate arrangements satisfactory to Micro and/or the Employer to satisfy all Tax-Related Items withholding and payment on account obligations of Micro and/or the Employer.  In this regard, if permissible under local law, Awardee authorizes Micro and/or the Employer, at their sole discretion and pursuant to such procedures as they may specify from time to time, to satisfy the obligations with regard to all applicable Tax-Related Items legally payable by one or a combination of the following: (1) withholding from Awardee’s wages or other cash compensation paid to Awardee by Micro and/or the Employer; (2) withholding from proceeds of the sale of shares of Common Stock acquired pursuant to the Restricted Stock Unit Award; (3) arranging for the sale of shares of Common Stock acquired pursuant to the Restricted Stock Unit Award (on Awardee’s behalf and at Awardee’s discretion pursuant to this authorization); or (4) withholding in shares of Common Stock, provided that Micro only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount.  If the obligation for Awardee’s Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, Awardee is deemed to have been issued the full number of shares of Common Stock subject to the Restricted Stock Unit Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of this Restricted Stock Unit Award.

Finally, Awardee will pay to Micro or the Employer any amount of Tax-Related Items that Micro or the Employer may be required to withhold as a result of Awardee’s participation in the Plan or Awardee’s acquisition of shares of Common Stock that cannot be satisfied by the means previously described.  Micro may refuse to deliver the shares of Common Stock if Awardee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

Section 10.  Adjustment.  The number of shares of Common Stock subject to this Restricted Stock Unit Award and the price per share, if any, of such shares may be adjusted by Micro from time to time pursuant to the Plan.

Section 11.  Nature of the Award.  By accepting this Restricted Stock Unit Award, Awardee acknowledges that:

(1)
the Plan is established voluntarily by Micro, it is discretionary in nature and it may be modified, amended, suspended or terminated by Micro at any time, unless otherwise provided in the Plan and this Award Agreement;

(2)
the grant of the Restricted Stock Unit Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Unit Award, or benefits in lieu of Restricted Stock Unit Awards, even if Restricted Stock Unit Awards have been granted repeatedly in the past;

(3)	all decisions with respect to future Restricted Stock Unit Award grants, if any, will be at the sole discretion of Micro;

(4)
participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Awardee’s employment relationship at any time with or without cause;

(5)	participating in the Plan is voluntary;

(6)
the Restricted Stock Unit Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Micro or the Employer, and which is outside the scope of Awardee’s employment contract, if any;

(7)
the Restricted Stock Unit Award and the shares of Common Stock acquired under the Plan are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services to Micro or the Employer;

(8)
in the event Awardee is not an employee of Micro or Awardee is an employee of a subsidiary or Affiliate of Micro, the Restricted Stock Unit Award will not be interpreted to form an employment contract or relationship with Micro; and furthermore, the Restricted Stock Unit Award will not be interpreted to form an employment contract with the Employer or any subsidiary or Affiliate of Micro;

(9)	the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(10)	if Awardee accepts the Restricted Stock Unit Award and obtains shares of Common Stock, the value of those shares of Common Stock acquired may increase or decrease in value; and

(11)
in consideration of the grant of the Restricted Stock Unit Award, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Unit Award or diminution in value of the Restricted Stock Unit Award or shares of Common Stock acquired under the Restricted Stock Unit Award resulting from termination of Awardee’s employment by Micro or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Awardee irrevocably releases Micro and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Awardee shall be deemed irrevocably to have waived Awardee’s entitlement to pursue such claim;

(12)
notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Awardee’s employment (whether or not in breach of local labor laws), Awardee’s right to receive Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Awardee is no longer actively employed; Micro shall have the exclusive discretion to determine when Awardee is no longer actively employed for purposes of the Restricted Stock Unit Award;

(13)
the vesting of any Restricted Stock Unit Award ceases upon termination of employment, or other cessation of eligibility to vest for any reason, except as may otherwise be explicitly provided in the Plan document or this Award Agreement;

(14)
Micro is not providing any tax, legal or financial advice, nor is Micro making any recommendations regarding Awardee’s participation in the Plan or the acquisition or the sale of shares of Common Stock under the Plan;

(15)	Awardee is advised to consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan;

(16)	Awardee acknowledges that this Award Agreement is between Awardee and Micro, and that the Employer is not a party to this Award Agreement; and

(17)	Awardee agrees to provide Micro with any data requested if Awardee is a mobile employee to facilitate the proper withholding and reporting by Micro and/or the Employer, as applicable.

Section 12.  Data Privacy. The Awardee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Awardee’s personal data as described in this document by and among, as applicable, Micro and Employer for the exclusive purpose of implementing, administering and managing Awardee’s participation in the Plan.

Awardee hereby understands that Micro and the Employer hold certain personal information about the Awardee, including, but not limited to, Awardee’s name, home address and telephone number, date of birth, employee identification number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Micro, details of all restricted stock units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Awardee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Awardee hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Awardee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Awardee’s country.  Awardee hereby understands that Awardee may request a list with the names and addresses of any potential recipients of the Data by contacting Awardee’s local human resources representative.  Awardee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Awardee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Awardee may elect to deposit any shares of Common Stock acquired upon vesting of the Restricted Stock Unit Award.  Awardee hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Awardee’s participation in the Plan as determined by Micro.  Awardee hereby understands that Awardee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Awardee’s local human resources representative.  Awardee hereby understands, however, that refusing or withdrawing the Awardee’s consent may affect the Awardee’s ability to participate in the Plan.  For more information on the consequences of Awardee’s refusal to consent or withdrawal of consent, Awardee understands that he or she may contact his or her human resources representative responsible for Awardee’s country at the local or regional level.

Section 13.  No Rights Until Issuance.  Awardee shall have no rights hereunder as a shareholder with respect to any shares subject to this Restricted Stock Unit Award until the date of the issuance of the stock certificate for such shares.

Section 14.  Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between the Awardee and Micro with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Awardee and Micro.

Section 15.  Governing Law and Venue.  The grant of this Restricted Stock Unit Award and this Award Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflicts of laws as provided in the Plan as provided in the Plan.  Any proceeding arising out of or relating to this Award Agreement or the Plan may be brought only in the state or federal courts located in Orange County, California where this grant is made and/or to be performed, and the parties to this Award Agreement consent to the exclusive jurisdiction of such courts.

Section 16.  Amendment.  This Restricted Stock Unit Award may be amended as provided in the Plan.

Section 17.  Plan and Prospectus.  This Restricted Stock Unit Award is subject to all the terms of the Plan and the related prospectus, a copy of which has been received by the Awardee.

Section 18.  Binding Agreement; Interpretation.  By accepting the grant of this Restricted Stock Unit Award evidenced hereby, the Awardee and Micro agree that this Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement.  The Awardee has reviewed the related prospectus and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Restricted Stock Unit Award and fully understands all provisions of the related prospectus and Award Agreement.  The Awardee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement.

Section 16.  Language.  Awardee acknowledges that Awardee may be executing part or all of the Award Agreement in English and agrees to be bound accordingly.  If the Awardee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

Section 17.  Electronic Delivery.  Micro may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Unit Award granted under (and participation in) the Plan or future awards that may be granted under the Plan by electronic means or to request the Awardee’s consent to participate in the Plan by electronic means.  The Awardee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Micro or another third party designated by Micro.

Section 18.  Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 19.  Code Section 409A.  The payment of the Restricted Stock Unit Awards under Section 5 is intended to satisfy the short-term deferral exemption under Treasury Regulation Section 1.409A-1(b)(4).  Notwithstanding any provision of this Award Agreement or the Plan to the contrary, in the event that following the date of grant, the Committee determines that it may be necessary or appropriate to do so, the Committee may adopt such amendments to this Award Agreement or the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Restricted Stock Unit Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock Unit Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

Section 20.  See attached Addendum A, if applicable, and if applicable, is hereby incorporated by reference.

INGRAM MICRO INC.

Lynn Jolliffe Senior Vice President, Human Resources

Accepted and agreed as to the foregoing:
AWARDEE

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Name

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Date